EXHIBIT 99.1 CELADON GROUP, INC. PRESS RELEASE ANNOUNCING SECOND FISCAL QUARTER FINANCIAL AND OPERATING RESULTS


              Steve Russell, Chairman
              Paul Will, CFO
              Celadon Group, Inc.
              One Celadon Drive
              Indianapolis, IN 46235-4207
              317-972-7000


                 CELADON GROUP REPORTS DECEMBER QUARTER RESULTS


INDIANAPOLIS, IN - JANUARY 14, 2004 (BUSINESS WIRE)- Celadon Group, Inc. (NASDAQ-CLDN) today reported its financial and operating results for the three and six months ended December 31, 2003, the second fiscal quarter of the Company's fiscal year ending June 30, 2004.

For the quarter, operating revenue increased 6.9%, to $97.1 million from $90.8 million for the same quarter last year. Net income increased 48.4%, to $1.5 million from $1.0 million for the same quarter last year. Diluted earnings per share improved to $.19 from $.13.

For the six months, revenue increased 4.6%, to $192.8 million from $184.4 million in the same period last year. Each of the six month periods included an expense item that the Company considers to be unusual that had been previously announced. During the most recent six month period, the Company recognized a $6.9 million non-cash, after-tax impairment charge relating to used trailers. In the prior year's period, the Company recognized an approximately $550,000 after-tax charge in connection with re-financing outstanding debt. Net income excluding those charges was $2.9 million, or $.36 per diluted share, compared with net income of $2.5 million, or $.31 per share for the same period last year. Net loss, including the impairment charge, was $4.0 million, or $.52 per diluted share, compared with net income, including the refinancing charge, of $1.9 million, or $.24 per diluted share, for the same period last year.

Chairman and CEO Steve Russell commented on the quarter: "We are very pleased with our results this quarter, as the operating business performed quite strongly. For the past several quarters we have focused our efforts on executing a strategic plan that includes: improving our freight mix by replacing lower yielding freight with more profitable freight, diversifying our customer base, successfully integrating acquired operations, upgrading our equipment fleet, and emphasizing discipline in all aspects of our operations. We believe that concentrating on this plan contributed to the following improvements compared with the same quarter last fiscal year:

     - Average revenue per tractor per week, our main measure of asset productivity, improved 6.8%, to $2,689, as a result of higher rates per mile and miles per tractor.
     - Average revenue per loaded mile increased 3.5%, to $1.306, and average revenue per total mile improved 3.8%, to $1.211, as a result of higher freight rates and a lower percentage of non-revenue miles.
     - Average miles per tractor per week improved 2.9%, to 2,221, as a result of improved operational discipline and increased freight demand.
     - We continued to diversify our customer base by reducing our reliance on automotive freight and increasing our revenue from consumer non-durables.
     - The Highway Express operations we acquired in August 2003 have been fully integrated and were accretive to earnings during the quarter.

TruckersB2B continued to contribute nicely to our results. For the quarter, Truckers B2B generated revenue of $2.4 million and operating income of $0.5 million compared with revenue of $2.0 million and operating income of $0.3 million for the same quarter last year. Revenue reflects fees and rebates only, not the value of the goods and services related to these transactions.

During the quarter, we reduced our balance sheet debt through a combination of cash flow and financing new tractors and trailers under operating leases. At December 31, 2003, our total borrowing and capital lease obligations, including current maturities, were $53.2 million, compared with $67.5 million at September 30, 2003. During the quarter we accepted delivery of 359 new tractors and 700 new trailers and disposed of 155 and 356 older units.

The strength of our operating performance more than offset the effects of a spike in the exchange rate of the Canadian dollar, which affects us because we pay approximately 450 employees and owner-operators in that currency. We estimate that the difference in exchange rates negatively impacted our earnings by $.08 per share compared with the same quarter last year. Even with this item, the improvement in our operating performance is apparent. Overall, our pretax margin improved 120 basis points, and excluding this item, our pretax margin would have improved 190 basis points.

Looking forward, we are optimistic about the Company's opportunities for additional improvement. We intend to continue our yield management efforts and believe a favorable relationship between truckload capacity and freight demand will support further increases in our revenue per mile given the current economic outlook. The new hours-of-service regulations that became effective January 4 may cause some disruptions in freight patterns and productivity. However, thus far, we are not experiencing any significant issues, and we believe that intense preparation with our customers and our longer average length of haul position us better than many competitors to address these changes. We also believe that the benefits of upgrading our revenue equipment will lower expenses and improve driver acceptance of our fleet, and that these benefits will outweigh the costs. We expect the average age of our tractor fleet to be approximately 2.0 years at June 30, 2004, compared with 2.7 years at June 30, 2003. Finally, although there is no doubt that industry wide competition for drivers is growing and could require additional increases in compensation or result in unmanned tractors, we have received a strong response to our recent driver wage increase and have had large recruiting classes for the past several weeks. On balance, we feel well-positioned for the remainder of our fiscal year."



CONFERENCE CALL INFORMATION

An investor conference call is scheduled for Thursday, January 15, at 10:00 a.m. (Eastern). Steve Russell and other members of management will discuss the results of the quarter. To listen and participate in a questions-and-answers exchange, simply dial (201) 689-8359 at least five minutes prior to the start time. Otherwise, you may listen to the call via website:
http://www.viavid.net/detailpage.aspx?sid=000017BE

Celadon Group, Inc. is a truckload carrier headquartered in Indianapolis that operates in the U.S., Canada and Mexico. Celadon is also the majority owner of TruckersB2B, Inc., which is a provider of cost benefits to more than 15,000 member fleets. Please visit the company's websites at: www.celadongroup.com and www.truckersb2b.com.

The discussion set forth above as well as oral statements made by officers of the company relating thereto, may contain forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such comments are based upon information currently available to management and management's perception thereof as of the date of this press release. Actual results of the company's operations could materially differ from those forward-looking statements. Such differences could be caused by a number of factors including, but not limited to, potential adverse affects of regulation; changes in competition and the effects of such changes; increased competition; change in fuel prices; changes in economic, political or regulatory environments; changes in the availability of a stable labor force; ability of the company to hire drivers meeting company standards; changes in management strategies; environmental or tax matters; and risks described from time to time in reports filed by the company with the Securities and Exchange Commission. Readers should take these factors into account in evaluating any such forward-looking statements.


                                - tables follow -


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                           CONSOLIDATED BALANCE SHEETS
                    (Dollars in thousands, except par value)

                                                                              DECEMBER 31,      JUNE 30,
                                                                                  2003            2003
                                                                                  ----            ----
     A S S E T S                                                              (UNAUDITED)
                                                                              -----------
Current assets:
    Cash and cash equivalents .........................................        $     774      $   1,088
    Trade receivables, net of allowance for doubtful accounts of
        $1,273 and $1,065 at Dec. 31 and June 30, 2003, respectively...           43,259         44,182
    Drivers advances and other receivables ............................            3,268          3,432
    Prepaid expenses and other current assets .........................            8,143          7,101
    Tires in service ..................................................            4,798          4,714
    Income tax receivable .............................................              242             --
    Deferred income taxes .............................................            5,272          2,296
                                                                               ---------      ---------
        Total current assets ..........................................           65,757         62,813
Property and equipment, at cost .......................................          116,392        129,319
    Less accumulated depreciation and amortization ....................           46,011         52,352
                                                                               ---------      ---------
        Net property and equipment ....................................           70,381         76,967
Tires in service ......................................................            2,304          2,207
Goodwill ..............................................................           16,702         16,702
Other assets ..........................................................            2,882          3,384
                                                                               ---------      ---------
        Total assets ..................................................        $ 158,025      $ 162,073
                                                                               =========      =========

L I A B I L I T I E S  A N D  S T O C K H O L D E R S'  E Q U I T Y

Current liabilities:
    Accounts payable ..................................................        $   4,303      $   4,204
    Accrued salaries and benefits .....................................            7,930          6,748
    Accrued insurance and claims ......................................            5,039          5,163
    Accrued owner-operator expense ....................................            2,197          2,728
    Accrued fuel expense ..............................................            3,815          3,138
    Other accrued expenses ............................................           14,266         11,074
    Current maturities of long-term debt ..............................            6,110          6,156
    Current maturities of capital lease obligations ...................           10,892         14,960
    Income tax payable ................................................               --            299
                                                                               ---------      ---------
        Total current liabilities .....................................           54,552         54,470
Long-term debt, net of current maturities .............................           27,687         26,406
Capital lease obligations, net of current maturities ..................            8,475         13,272
Deferred income taxes .................................................           14,042         10,648
Minority interest .....................................................               25             25
Stockholders' equity:
    Preferred stock, $1.00 par value, authorized 179,985 shares; no
        shares issued and outstanding .................................               --             --
    Common stock, $0.033 par value, authorized 12,000,000 shares;
        issued 7,789,764 shares at Dec. 31 and June 30, 2003 ..........              257            257
      Additional paid-in capital ......................................           60,188         60,092
      Retained deficit ................................................           (4,775)          (761)
      Accumulated other comprehensive loss ............................           (2,270)        (1,947)
      Treasury stock, at cost, 38,533 shares and 96,001 shares at
        Dec. 31 and June 30, 2003, respectively .......................             (156)          (389)
                                                                               ---------      ---------
        Total stockholders' equity ....................................           53,244         57,252
                                                                               ---------      ---------
        Total liabilities and stockholders' equity ....................        $ 158,025      $ 162,073
                                                                               =========      =========




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                            KEY OPERATING STATISTICS

                                                             For the three months ended        For the three months ended
                                                                    December 31,                      December 31,
                                                                        2003                              2002
                                                                        ----                              ----
Operating Statistics (U.S./Canada Truckload)
     Average revenue per loaded mile(*)....................            $1.306                            $1.262
     Average revenue per total mile(*).....................            $1.211                            $1.167
     Average revenue per tractor per week(*)...............            $2,689                            $2,518
     Average miles per tractor per week ...................             2,221                             2,158
     Average tractors......................................             2,246                             2,156
     Tractors at end of period(**).........................             2,809                             2,663
     Trailers at end of period(**).........................             7,610                             6,976

     *   EXCLUDES FUEL SURCHARGE
     **  TOTAL COMPANY FLEET

                         CONSOLIDATED INCOME STATEMENTS
                    (in thousands, except per share amounts)

                                                                                   FOR THE THREE                FOR THE SIX
                                                                                   MONTHS ENDED                 MONTHS ENDED
                                                                                    DECEMBER 31,                 DECEMBER 31,
                                                                                 2003          2002           2003         2002
                                                                                 ----          ----           ----         ----
Operating revenue..................................................           $97,137       $90,827       $192,788     $184,387

Operating expenses:
         Salaries, wages and employee benefits.....................            30,834        27,862         60,665       56,340
         Fuel......................................................            13,517        11,401         25,931       22,088
         Operations and maintenance................................             8,038         7,818         16,221       15,782
         Insurance and claims......................................             3,686         3,132          7,608        6,601
         Depreciation, amortization and impairment charge(1) ......             3,641         3,051         17,252        6,585
         Revenue equipment rentals.................................             6,964         6,145         13,775       12,047
         Purchased transportation..................................            19,655        21,896         39,349       44,834
         Costs of products and services sold.......................             1,469         1,293          3,124        2,530
         Professional and consulting fees..........................               542           584          1,070        1,134
         Communications and utilities..............................             1,054           938          2,089        2,001
         Operating taxes and licenses..............................             1,919         1,940          4,020        3,879
         General and other operating...............................             1,765         1,615          3,541        3,478
                                                                              -------       -------       --------     --------
              Total operating expenses.............................            93,084        87,675        194,645      177,299

Operating income (loss)............................................             4,053         3,152         (1,857)       7,088

Other (income) expense:
         Interest income...........................................                (9)          (14)           (25)         (38)
         Interest expense (2)......................................             1,026         1,456          2,161        3,936
         Other (income) expense, net...............................                 3           (25)            40          (65)
                                                                              -------       -------       --------     --------
Income (loss) before income taxes..................................             3,033         1,735         (4,033)       3,255
     Income tax expense (benefit)..................................             1,507           707            (19)       1,336
                                                                              -------       -------       --------     --------
Net income (loss)..................................................            $1,526        $1,028        $(4,014)      $1,919
                                                                              =======       =======       ========     ========

Earnings (loss) per common share:
         Diluted earnings (loss) per share.........................             $0.19         $0.13         ($0.52)       $0.24
         Basic earnings (loss) per share...........................             $0.20         $0.13         ($0.52)       $0.25

Weighted average number of common shares outstanding:
         Diluted...................................................             8,175         8,061          7,716        8,065
         Basic.....................................................             7,727         7,687          7,716        7,683

1) Includes a $9.8 million pre-tax impairment charge on trailers in the three months ended September 30, 2003.
2) Includes a $914 thousand pre-tax write-off of unamortized loan origination costs for refinancing the Company's line of credit in the three months ended September 30, 2002.